UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 29, 2010
Date of Report (Date of earliest event reported)

CAI International, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33388	94-3109229
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Embarcadero Center, Suite 2101, San Francisco, CA 94111
(Address of principal executive offices)	(Zip Code)

(415) 788-0100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)            On September 29, 2010, (i) CAI International, Inc. (the "Company") was informed that Gary Sawka tendered his resignation from the Company’s Board of Directors, and (ii) the Company's Board of Directors promoted Victor M. Garcia, its Senior Vice President and Chief Financial Officer, to the position of Senior Vice President and Chief Operating Officer and as a result Mr. Garcia will no longer serve as the Company's Chief Financial Officer.

(c)            As stated above, on September 29, 2010, Victor M. Garcia, 42, who previously served as the Company's Senior Vice President and Chief Financial Officer, was promoted to the position of Senior Vice President and Chief Operating Officer. Mr. Garcia has served as the Company's Senior Vice President and Chief Financial Officer since November 2006. From July 1990 to October 31, 2006, he was employed by Banc of America Securities, the investment banking subsidiary of Bank of America, where he was a Managing Director and senior banker in the Transportation Group within the Global Corporate and Investment Bank. Mr. Garcia holds a B.S. from Babson College.  The terms of Mr. Garcia's Amended and Restated Employment Agreement, dated effective April 9, 2009 (the "Garcia Employment Agreement"), shall remain in effect and the terms thereof shall remain unchanged.

On September 29, 2010, Gary Sawka, 64, who previously served on the Company's Board of Directors, was appointed as the Company's Interim Chief Financial Officer while the Company conducts a search for a permanent Chief Financial Officer.  Mr. Sawka served on the Company's Board of Directors from its initial public offering in 2007 until September 29, 2010.  He was Senior Vice President, Finance and Chief Financial Officer of Questcor Pharmaceuticals, Inc. (NASDAQ: QCOR), a specialty pharmaceuticals company from September 10, 2008 until October 1, 2010, and he continues to provide services to Questcor Pharmaceuticals, Inc. on a part time basis until December 31, 2010. From February 2007 to April 2008, he served as Chief Financial Officer and Designated Responsible Individual for Tripath Technology, Inc., a former NASDAQ-listed fabless semiconductor company, during its Chapter 11 reorganization and its reverse merger. From August 2006 to February 2007, he served as a consulting Chief Financial Officer to Tripath Technology, Inc. From 2002 to 2006, Mr. Sawka worked as a financial consultant for several NASDAQ-listed companies.  Mr. Sawka holds an M.B.A. from the Harvard Business School and a B.S. in Accounting from the University of Southern California. Mr. Sawka will receive an annual base salary of $300,000.  In the event that a permanent Chief Financial Officer is hired within a period of less than six months from the date of hire, Mr. Sawka will receive a lump sum amount equal to the difference between $150,000 and the aggregate portion of his base salary paid to such date.  At the earlier of (i) termination of Mr. Sawka's employment upon hiring a permanent CFO or (ii) upon the first anniversary of his employment with the Company as Interim Chief Financial Officer, Mr. Sawka will be eligible for an annual bonus at the discretion of the Board of Directors which shall represent approximately 10% of his base salary and will be paid proportionately based upon his time of employment with the Company.  He will also be eligible to participate in the employee benefit plans and executive compensation programs made available by the Company to its executive officers generally.

Other than the Garcia Employment Agreement, there is no understanding or arrangement between Messrs. Garcia or Sawka and any other person or persons with respect to their employment by the Company and there are no family relationships between Messrs. Garcia or Sawka and any director or other executive officer or person nominated or chosen by the Company to become a director or executive officer. There have been no transactions, nor are there any currently proposed transactions, to which the Company was or is to be a participant in which Messrs. Garcia or Sawka or any member of his immediate family had, or will have, a direct or indirect material interest.

(d)            On September 29, 2010, the Company's Board of Directors elected David G. Remington as a new director to fill the vacancy created by Mr. Sawka's resignation.  Mr. Remington was elected as a Class III Director to serve until the annual meeting of stockholders to be held in 2013, or upon his death, resignation, removal or election of successor.

Mr. Remington was appointed to serve on the Company's Audit Committee and Compensation Committee and to act as Chairman of the Nominating and Corporate Governance Committee.

Mr. Remington is a retired senior financial executive with 40 years' experience in corporate finance, investment and commercial banking.  From February 1996 until December 2004 Mr. Remington served as Senior Vice President and Chief Financial Officer of Itron, Inc. (NASDAQ: ITRI).  Prior to his service with Itron, Inc., Mr. Remington served in various senior executive roles as a Managing Director for Dean Witter Reynolds, Inc. and as President of Steiner Financial Corporation.

Mr. Remington is currently a gubernatorial appointee to the Executive Board of Energy Northwest, a nuclear and renewable power utility, a board member of a non-profit that is developing a regional science center and a board member of an angel investment fund.  He earned a bachelor's degree in electrical engineering from the University of California, Berkeley and a master's degree from the Harvard Business School.

The Company’s Director Compensation Policy is applicable to Mr. Remington as a non-employee director. In connection with Mr. Remington's election to the Board, Mr. Remington will receive a pro rata portion of the current $25,000 annual retainer that the Company pays to non-employee directors, as well as $2,000 for each Board meeting attended, $1,500 for each Audit Committee meeting attended, $1,000 for each Compensation Committee meeting attended and $1,000 for each Nominating and Corporate Governance Committee meeting attended.  He will also receive a pro rata portion of the current $8,000 annual retainer that the Company pays to the Chairman of the Nominating and Corporate Governance Committee.  In addition, Mr. Remington will receive an initial grant of a nonqualified stock option exercisable for 12,500 shares of the Company's Common Stock.  He will receive a grant of nonqualified stock options exercisable for 10,000 shares of the Company's Common Stock at each annual meeting of the Company's stockholders.  All options will vest in full on the one (1) year anniversary of the date of grant.

Item 8.01	Other Events.

On September 30, 2010, the Company issued a press release announcing the promotion of Mr. Garcia, the resignation of Mr. Sawka from the Company's Board of Directors, the hiring of Mr. Sawka as Interim Chief Financial Officer and the election of Mr. Remington as a Director.  A copy of the Company's press release is attached hereto as Exhibit 99.1 and is furnished herewith.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAI INTERNATIONAL, INC.

Dated: October 4, 2010	By:	/s/ Gary Sawka
Name: Gary Sawka
Title: Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 30, 2010.